SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2008

TRANS WORLD ENTERTAINMENT CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-14818	14-1541629
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	identification No.)

38 Corporate Circle, Albany, New York		12203
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (518) 452-1242

None
(Former name or former address, if changed since last report.)

ITEM 5.02. Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          On December 18, 2008, the Board of Directors of Trans World Entertainment Corporation (the “Company”) approved an amendment to the Trans World Entertainment Corporation Supplemental Executive Retirement Plan (the “Plan”) in order to bring the Plan into documentary compliance with Section 409A of the Internal Revenue Code of 1986, as amended. In summary, the early retirement benefit under the Plan was eliminated, benefits will be payable only following separation from service of a participant, and benefits payable under the Plan will be deferred until the earlier of six months following separation from service or death of the participant. The foregoing summary is qualified in its entirety by reference to the amendment, a copy of which is filed as Exhibit 10.1 to this report and incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

          (d) EXHIBITS. The following are furnished as Exhibits to this Report:

Exhibit
No.	Description

10.1	Trans World Entertainment Corporation Supplemental Executive Retirement Plan.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANS WORLD ENTERTAINMENT CORPORATION

Date: December 19, 2008	/s/ John J. Sullivan
John J. Sullivan
Executive Vice President-Finance, Chief
Financial Officer and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Trans World Entertainment Corporation Supplemental Executive Retirement Plan.